SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 23, 2003

Hyperion Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26934	77-0277772

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1344 Crossman Avenue
Sunnyvale, California 94089

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 744-9500

(Former Name or Former Address, if changed since last Report)

Item 5. Other Events

On January 23, 2003, Hyperion Solutions Corporation, a Delaware corporation (the “Registrant”), issued a press release announcing its financial results for the second fiscal quarter ended December 31, 2002. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the January 23, 2003 press release.

In early December 2002, each of the following officers of the Registrant adopted an individualized trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to have a broker exercise options and sell stock in the open market on his or her behalf: Jeffrey R. Rodek, Chairman and Chief Executive Officer; Godfrey R. Sullivan, President and Chief Operating Officer; David W. Odell, Chief Financial Officer; Nolene P. Fabre, Vice President and Global Controller; and W. Russell Wayman, Vice President and General Counsel. The actual amount of stock to be sold will be determined by the broker pursuant to a pre-determined formula specified in each individual officer’s trading plan. No sales will be made prior to January 28, 2003. Reports of the details of actual sales under the plans will be filed by the officers on Forms 4 in accordance with the SEC regulations.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits.

     Exhibit 99.1 Press release dated January 23, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

HYPERION SOLUTIONS CORPORATION

By:	/s/ DAVID W. ODELL David W. Odell Chief Financial Officer

Date: January 23, 2003

EXHIBIT INDEX

Exhibit 99.1	Press release dated January 23, 2003.